EXHIBIT 10.10

Grant # ______
CAREER SHARES

RESTRICTED STOCK UNIT AGREEMENT

This Career Shares Restricted Stock Unit Agreement (“Agreement”) is made and entered into as of [DATE] (the “Grant Date”) by and between Computer Sciences Corporation, a Nevada corporation (the “Company”), and [NAME], a full-time employee of the Company and/or one or more of its subsidiaries (the “Employee”).

WHEREAS, pursuant to the Company’s [PLAN] Stock Incentive Plan (the “Plan”), the Company desires to grant to the Employee, and the Employee desires to accept, a restricted stock unit redeemable in shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”), upon the terms and conditions set forth herein, which terms, conditions and restrictions have been approved by the committee of the Board of Directors administering the Plan (the “Committee”);

NOW, THEREFORE, in consideration of the foregoing recital and the covenants set forth herein, the parties hereto hereby agree as follows:

The Company hereby grants to the Employee, and the Employee hereby accepts, a restricted stock unit redeemable by the delivery of [SHARES] shares of Common Stock, which restricted stock unit shall be subject to all of the terms and conditions set forth in this Agreement, including, without limitation, those set forth in Schedule “RSU7” attached hereto and incorporated herein by this reference (the “RSU”).

Except as otherwise provided in this Agreement, the RSU shall be "redeemed" by the Company delivering to the Employee (or after the Employee's death, the beneficiary designated by the Employee for such purpose), on the redemption dates indicated below, the number of shares of Common Stock indicated below across from such dates ("RSU Shares"), together with Dividend Equivalents (as hereinafter defined):

RSU Shares                                           Redemption Date
(Shares)                                      1st Anniversary of the Retirement Date (as hereinafter defined)
(Shares)                                      2nd Anniversary of the Retirement Date
(Shares)                                      3rd Anniversary of the Retirement Date
(Shares)                                      4th Anniversary of the Retirement Date
(Shares)                                      5th Anniversary of the Retirement Date
(Shares)                                      6th Anniversary of the Retirement Date
(Shares)                                      7th Anniversary of the Retirement Date
(Shares)                                      8th Anniversary of the Retirement Date
(Shares)                                      9th Anniversary of the Retirement Date
(Shares)                                      10th Anniversary of the Retirement Date

The term "Retirement Date" shall mean the date that the Employee’s status as a full-time employee of the Company or any of its subsidiaries is terminated, provided that on such date either (a) the Employee is age 65 or older, or (b) the Employee is age 55 or older and shall have been (or for any other purpose shall have been treated as if he or she had been) a continuous full-time employee of the Company or its subsidiaries for at least 10 years immediately prior thereto, or (c) such termination has been specifically approved by the Committee as a "retirement" for purposes of this Agreement.

The term “Dividend Equivalents” shall mean, with respect to each RSU Share being delivered by the Company upon redemption of the RSU, or cancelled by the Company in payment of withholding taxes, an amount in cash equal to the aggregate amount of all regular cash dividends paid on a share of Common Stock during the period between the Grant Date and the date of such redemption or cancellation, together with interest thereon at the rate credited to amounts deferred under the Company’s Deferred Compensation Plan, as such rate may be changed from time to time.

COMPUTER SCIENCES CORPORATION

By ______________________________
    Michael W. Laphen
    Chairman, President and Chief Executive Officer

By ______________________________
    Donald G. DeBuck
    Vice President and Chief Financial Officer
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Grant Date.

EMPLOYEE

___________________________________________
[NAME]

The Employee acknowledges receipt of the Plan and a Prospectus relating to the RSU, and further acknowledges that he or she has reviewed this Agreement and the related documents and accepts the provisions thereof.

___________________________________________
[NAME]
[ADD1]
[ADD2]
[ADD3]

[CAREER SHARES] RESTRICTED STOCK UNIT SCHEDULE RSU7

ADDITIONAL TERMS AND CONDITIONS

1. Accelerated Redemption of the RSU; Cancellation of the RSU.

(a) Death or Disability.

(i) Notwithstanding anything to the contrary in this Agreement, if the Employee shall die at any time prior to the redemption in full of the RSU, then, one calendar month after such death, the Company shall complete the redemption in full of the RSU.

(ii) If, prior to the Retirement Date, the Employee's status as a full-time employee of the Company or any of its subsidiaries is terminated by reason of the Disability of the Employee, then, one calendar month after such employment termination date, the Company shall complete the redemption in full of the RSU.  "Disability" shall mean the Employee has become “disabled,” as such term is defined in Section 409A of the U.S. Internal Revenue Code and the regulations thereunder.

(b) Cancellation of RSU upon Other Termination of Employment.  If, prior to the Retirement Date, the Employee's status as a full-time employee of the Company or any of its subsidiaries is voluntarily or involuntarily terminated other than by reason of the death or Disability of the Employee, then the RSU shall automatically be cancelled as of the close of business on such employment termination date.

(c) Change of Control. Notwithstanding anything to the contrary in this Agreement, if there is a Change in Control (as hereinafter defined) at any time prior to the redemption in full of the RSU, then, immediately prior to the Change of Control, the RSU shall be redeemed in full.  Change in Control” shall mean the consummation of a “change in the ownership” of Computer Sciences Corporation, a “change in effective control” of Computer Sciences Corporation or a “change in the ownership of a substantial portion of the assets” of Computer Sciences Corporation, in each case, as defined in Section 409A of the U.S. Internal Revenue Code and the regulations thereunder.

(d) Cancellation of RSU after Retirement Date.  After the Retirement Date but prior to the earlier of (1) the redemption in full of the RSU or (2) a Change in Control, the RSU may be cancelled if, in the judgment of the Board of Directors of the Company, upon the advice of counsel, the Employee, directly or indirectly:

(i) breaches any obligation to the Company under any agreement relating to assignment of inventions, disclosure of information or data, or similar matters; or

(ii) competes with the Company, or renders competitive services (as a director, officer, employee, consultant or otherwise) to, or owns more than a 5% interest in, any person or entity that competes with the Company; or

(iii) solicits, diverts or takes away any person who is an employee of the Company or advises or induces any employee to terminate his or her employment with the Company; or

(iv) solicits, diverts or takes away any person or entity that is a customer of the Company, or advises or induces any customer or potential customer not to do business with the Company; or

(v) discloses to any person or entity other than the Company, or makes any use of, any information relating to the technology, know-how, products, business or data of the Company or its subsidiaries, suppliers, licensors or customers, including but not limited to the names, addresses and special requirements of the customers of the Company.

2. Payment of Taxes.

(a) If the Company and/or the Employee's employer (the “Employer”) are obligated to withhold an amount on account of any federal, state or local tax imposed as a result of the grant or redemption of the RSU pursuant to this Agreement (collectively, “Taxes”), including, without limitation, any federal, state or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the date upon which the Company and/or the Employer becomes so obligated shall be referred to herein as the “Withholding Date”), then the Employee shall pay to the Company on each such Withholding Date, the minimum aggregate amount that the Company and the Employer are so obligated to withhold, as such amount shall be determined by the Company (the “Minimum Withholding Liability”), which payment shall be made by the automatic cancellation by the Company of a portion of the RSU Shares (such shares to be valued on the basis of the aggregate Fair Market Value (as hereinafter defined) thereof on the Withholding Date, plus the value of the Dividend Equivalents associated with such shares on the Withholding Date); provided that the RSU Shares to be cancelled shall be those that would otherwise have been delivered to the Employee the soonest upon redemption of the RSU; and provided further, however, that the Employee may instead pay to the Company, by check or wire transfer delivered or made within one business day after such Withholding Date, an amount equal to or greater than the Minimum Withholding Liability.

(b) The “Fair Market Value” of an RSU Share on any date shall be equal to the last sale price, regular way, of a share of Common Stock on such date (or in case the principal United States national securities exchange on which the Common Stock is listed or admitted to trading is not open on such date, the next preceding date upon which it is open), or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on such securities exchange.

(c) The Employee acknowledges that neither the Company nor the Employer has:

(i) except to the extent specifically set forth in a prospectus delivered by the Company to the Employee together with this Agreement, made any representation or given any advice to the Employee with respect to the realization or recognition of any Taxes by the Employee; or

(ii) undertaken or agreed to structure the RSU, or the grant of the RSU, to reduce or eliminate the Employee's liability or potential liability for Taxes.

3. Certain Corporate Transactions.  In the event that the outstanding securities of any class then comprising the RSU Shares are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, then, unless the Committee shall determine otherwise, the term "RSU Shares," as used in this Agreement, shall, from and after the date of such event, include such cash, property and/or securities so distributed in respect of the RSU Shares, or into or for which the RSU Shares are so increased, decreased, exchanged or converted.

4. Effect of Section 409A of the U.S. Internal Revenue Code.  Notwithstanding anything to the contrary in this Agreement, if, upon the advice of its counsel, the Company determines that the redemption of an RSU Share pursuant to this Agreement is or may become subject to the additional tax under Section 409A(a)(1)(B) of the U.S. Internal Revenue Code or any other taxes or penalties imposed under Section 409A ("409A Taxes") as applicable at the time such redemption is otherwise required under this Agreement, then:

(a) such redemption shall be delayed until the date that is six months after the date of the Employee's “separation from service” (as such term is defined under Section 409A) with the Employer, or such shorter period that, in the opinion of such counsel, is sufficient to avoid the imposition of 409A Taxes (the "Payments Delay Period"); and

(b) if all or any part of such RSU Share has been converted into cash pursuant to Section 4 hereof, then:

(i) upon redemption of such RSU Share, such cash shall be increased by an amount equal to interest thereon for the Payments Delay Period at a rate equal to the 120-month rolling average yield to maturity of the index called the "Merrill Lynch U.S. Corporates, A Rated, 15+ Years Index" (or any successor index, or if neither exists, the most similar index which does exist) as of December 31 of the year preceding the year in which the Payments Delay Period commences, compounded annually; and

(ii) the Company shall fund the payment of such cash to the Employee upon redemption of such RSU Share, including the interest to be paid with respect thereto (collectively, the “Delayed Cash Payment”), by establishing and irrevocably funding a trust for the benefit of the Employee.  Such trust shall be a grantor trust described in Section 671 of the U.S. Internal Revenue Code and intended not to cause tax to be incurred by the Employee until amounts are paid out from the trust to the Employee.  The trust shall provide for distribution of amounts to the Employee in order to pay taxes, if any, that become due on the amounts as to which payment is being delayed during the Payment Delay Period pursuant to this Section 5, but only to the extent permissible under Section 409A of the U.S. Internal Revenue Code without the imposition of 409A Taxes.  The establishment and funding of such trust shall not affect the obligation of the Company to pay the Delayed Cash Payment pursuant to this Section 5.

5. Transferability.  Neither the RSU nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner.

6. Data Privacy.

(a) In order to implement, administer, manage and account for the Employee's participation in the Plan, the Company and/or the Employer may:

(i) collect and use certain personal data regarding the Employee, including, without limitation, the Employee's name, home address and telephone number, work address and telephone number, work e-mail address, date of birth, social insurance or other identification number, term of employment, employment status, nationality and tax residence, and details regarding the terms and conditions, grant, vesting, cancellation, termination and expiration of all restricted stock units and other stock-based incentives granted, awarded or sold to the Employee by the Company (collectively, the “Data”);

(ii) transfer the Data, in electronic or other form, to employees of the Company and its subsidiaries, and to third parties, who are involved in the implementation, administration and/or management of, and/or accounting for, the Plan, which recipients may be located in the Employee's country or in other countries that may have different data privacy laws and protections than the Employee's country;

(iii) transfer the Data, in electronic or other form, to a broker or other third party with whom the Employee has elected to deposit any RSU Shares issued in redemption of the RSU; and

(iv) retain the Data for only as long as may be necessary in order to implement, administer, manage and account for the Employee's participation in the Plan.

(b) The Employee hereby consents to the collection, use, transfer and retention of the Data, as described in this Agreement, for the exclusive purpose of implementing, administering, managing and accounting for the Employee's participation in the Plan.

(c) The Employee understands that by contacting his or her local human resources representative, the Employee may:

(i) view the Data;

(ii) correct any inaccurate information included within the Data;

(iii) request additional information regarding the storage and processing of the Data

(iv) request a list with the names and addresses of any potential recipients of the Data; and

(v) under certain circumstances and with certain consequences, prevent further use, transfer, retention and/or processing of the Data.

7. Plan.  The RSU is granted pursuant to the Plan, as in effect on the Grant Date, and are subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive the Employee, without his or her consent, of the RSU or of any of the Employee's rights under this Agreement.  The interpretation and construction by the Committee of the Plan, this Agreement and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon the Employee.  Until the RSU is redeemed in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to the Employee.

8. Employment Rights.  No provision of this Agreement shall (a) be deemed to form an employment contract or relationship with the Company or any of its subsidiaries, (b) confer upon the Employee any right to be or continue to be in the employ of the Company or any of its subsidiaries, (c) affect the right of the Employer to terminate the employment of the Employee, with or without cause, or (d) confer upon the Employee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan.  The Employee hereby acknowledges and agrees that the Employer may terminate the employment of the Employee at any time and for any reason, or for no reason, unless applicable law provides otherwise or unless the Employee and the Employer are parties to a written employment agreement that expressly provides otherwise.

9. Nature of Company Restricted Stock Unit Grants.  The Employee acknowledges and agrees that:

(a) the Plan was established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Agreement;

(b) the Company grants restricted stock units voluntarily and on an occasional basis, and the receipt of the RSU by the Employee does not create any contractual or other right to receive any future grant of restricted stock units, or any benefits in lieu of a grant of restricted stock units;

(c) all decisions with respect to future grants of restricted stock units by the Company will be made in the sole discretion of the Company;

(d) the Employee is voluntarily participating in the Plan;

(e) restricted stock units are an extraordinary item which do not constitute compensation of any kind for services rendered to the Company or the Employer, and which are outside the scope of the Employee's employment contract, if any;

(f) restricted stock units are not part of normal or expected compensation or salary for any purposes, including, without limitation, for purposes of calculating any severance, resignation, termination, redundancy or end-of-service payments, or any bonuses, long-service awards or pension or retirement benefits, or any similar payments;

(g) the future value of the RSU is unknown and cannot be predicted with certainty; and

(h) the Employee hereby indemnifies the Company and the Employer against, and irrevocably releases and holds them harmless from, any claim or entitlement to compensation or damages arising from the cancellation of the RSU in accordance with this Agreement, or any diminution in the value of the RSU.

10. Successors.  This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, on the one hand, and the Employee and his or her heirs, beneficiaries, legatees and personal representatives, on the other hand.

11. Entire Agreement; Amendments and Waivers.  This Agreement embodies the  entire understanding and agreement of the parties with respect to the subject matter hereof, and no promise, condition, representation or warranty, express or implied, not stated or incorporated by reference herein, shall bind either party hereto.  None of the terms and conditions of this Agreement may be amended, modified, waived or canceled except by a writing, signed by the parties hereto specifying such amendment, modification, waiver or cancellation.  A waiver by either party at any time of compliance with any of the terms and conditions of this Agreement shall not be considered a modification, cancellation or consent to a future waiver of such terms and conditions or of any preceding or succeeding breach thereof, unless expressly so stated.

12. Severability.  Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

13. Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, United States of America, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  Any action, suit or proceeding to enforce the terms and provisions of this Agreement, or to resolve any dispute or controversy arising under or in any way relating to this Agreement, may be brought in the state courts for the County of Washoe, State of Nevada, United States of America, and the parties hereto hereby consent to the jurisdiction of such courts.  If the Employee has received this or any other document related to the Plan translated into a language other than English, and the translated version is different than the English version, the English version will control.